                                                                 Exhibit 11
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                                                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                                                 (unaudited)

                                                                     THREE MONTHS                        NINE MONTHS
                                                                     ------------                        -----------

                                                              9/30/96          9/30/95           9/30/96             9/30/95
                                                              -------          -------           -------             -------

             PRIMARY
----------------------------------

Net earnings applicable to common stock:

  Net earnings (loss)                                        $454,261          $219,122         $913,002          $1,140,614
  Deduct preferred stock dividends paid                       (31,830)          (31,830)         (95,490)            (95,490)
                                                          -----------      ------------     ------------        ------------
Net earnings (loss) applicable to common stock               $422,431          $187,292         $817,512          $1,045,124
                                                          -----------      ------------     ------------        ------------
                                                          -----------      ------------     ------------        ------------


Weighted average number of common shares and common equivalents outstanding:

  Weighted average common shares outstanding                4,036,619         3,181,204        3,509,115           3,139,109
  Additional shares assuming conversion of options
     and warrants                                             407,153           589,497          482,175             426,845
                                                         ------------      ------------     ------------        ------------

Weighted average number of common shares and
     common equivalents outstanding                         4,443,772         3,770,701        3,991,290           3,565,954
                                                         ------------      ------------     ------------        ------------
                                                         ------------      ------------     ------------        ------------


PRIMARY EARNINGS PER SHARE                                     $ 0.10            $ 0.05           $ 0.21              $ 0.30
                                                         ------------      ------------     ------------        ------------
                                                         ------------      ------------     ------------        ------------


               FULLY DILUTED*
-------------------------------------------

Net earnings applicable to common stock
  on a fully diluted basis:

  Net earnings applicable to common stock per above          $422,431          $187,292         $817,512          $1,045,124
  Add net interest expense related to convertible
     debentures                                                76,464            23,100           15,464              69,300
  Add dividends on convertible preferred stock                 31,830            31,830           95,490              63,660
                                                         ------------      ------------     ------------        ------------

Net earnings applicable to common stock on a fully
  diluted basis                                          $    530,725      $    242,222     $    928,466        $  1,178,084
                                                         ------------      ------------     ------------        ------------
                                                         ------------      ------------     ------------        ------------


Total shares for fully diluted:

  Shares used in calculating primary earnings
     per share                                              4,443,772         3,770,701        3,991,290           3,565,954
  Additional shares to be issued under full
     dilution using ending market price                            --                --               --              30,061
  Addition shares  to be issued under full
     conversion of convertible debentures                     931,111           600,000          703,704             577,778
  Additional shares to be issued under full
     conversion of preferred stock                            294,723           294,723          294,723             294,723
                                                         ------------      ------------     ------------        ------------

Total shares for fully diluted                              5,669,606         4,665,424        4,989,717           4,468,516
                                                         ------------      ------------     ------------        ------------
                                                         ------------      ------------     ------------        ------------


FULLY DILUTED EARNINGS PER SHARE                               $ 0.09            $ 0.05           $ 0.19              $ 0.26
                                                         ------------      ------------     ------------        ------------
                                                         ------------      ------------     ------------        ------------
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* This calculation is submitted in accordance with Securities Exchange Act of
1934 Release No. 9083 although not required by footnote 8 paragraph 40 of APB
No. 15 because it results in anti-dilution.